Exhibit 21

SUBSIDIARIES OF ARDMORE SHIPPING CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Ardmore Shipping LLC	Republic of the Marshall Islands
Ardmore Shipholding Ltd	Ireland
Ardmore Shipping Ltd	Ireland
Fastnet Shipco LLC	Republic of the Marshall Islands
Rockall Shipco LLC	Republic of the Marshall Islands
Malin Shipco LLC	Republic of the Marshall Islands
Shannon Shipco LLC	Republic of the Marshall Islands
Fitzroy Shipco LLC	Republic of the Marshall Islands
Bailey Shipco LLC	Republic of the Marshall Islands
Ardmore Chartering LLC	Republic of the Marshall Islands
Tyne Shipco LLC	Republic of the Marshall Islands
Forties Shipco LLC	Republic of the Marshall Islands
Trafalgar Shipco LLC	Republic of the Marshall Islands
Hebrides Shipco LLC	Republic of the Marshall Islands
Cromarty Shipco LLC	Republic of the Marshall Islands
Forth Shipco LLC	Republic of the Marshall Islands
Viking Shipco LLC	Republic of the Marshall Islands
Dogger Shipco LLC	Republic of the Marshall Islands
Fisher Shipco LLC	Republic of the Marshall Islands
Humber Shipco LLC	Republic of the Marshall Islands
Thames Shipco LLC	Republic of the Marshall Islands
Biscay Shipco LLC	Republic of the Marshall Islands
Wight Shipco LLC	Republic of the Marshall Islands
Dover Shipco LLC	Republic of the Marshall Islands
Lundy Shipco LLC	Republic of the Marshall Islands
Sole Shipco LLC	Republic of the Marshall Islands